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                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                FORM 8-K

                             CURRENT REPORT

                PURSUANT TO SECTION 13 OR 15(d) OF THE
                    SECURITIES EXCHANGE ACT OF 1934


   Date of Report (Date of  earliest event reported) December 5, 1997


                     BIO-RAD LABORATORIES, INC.
   __________________________________________________________________
           (Exact Name of Registrant as Specified in Charter)


   A Delaware Corporation             1-7928              94-1381833
   __________________________________________________________________
   (State or Other Jurisdiction     (Commission        (IRS Employer
      of Incorporation)              File  Number)    Identification No.)


   1000 Alfred Nobel Drive, Hercules, California               94547
   __________________________________________________________________
   (Address of Principal Executive Offices)                 (Zip Code)

   Registrant's telephone number, including area code  (510)724-7000


                               No Change
   __________________________________________________________________
     (Former Name or Former Address, if Changed Since Last Report)




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   ITEM 2.   Acquisition of Assets

        (a) On December 5, 1997, Chiron Diagnostics Corporation and Chiron Corporation (collectively "Chiron") and Bio-Rad Laboratories, Inc. ("Bio-Rad" or the "Company") entered into an Asset Purchase Agreement whereby Bio-Rad purchased the assets used by Chiron in the business of manufacturing, marketing and sale of diagnostics controls (exclusive of control product for use with blood gas or blood electrolyte diagnostics systems). The cash purchase price was financed through the Company's existing principal revolving credit agreement. The purchase price has been omitted and filed separately and in confidence with the Securities and Exchange Commission.

        (b) The physical assets acquired by Bio-Rad, inventory and equipment, were employed by Chiron in the manufacture and distribution of diagnostic control products. Bio-Rad plans to employ these assets in the same or similar business during its ownership.

   ITEM 7.   Financial Statements, Pro Forma Financial Information and
             Exhibits

        (c) The exhibit to this report is listed in the accompanying Index to Exhibits.










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                               SIGNATURES


   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 BIO-RAD LABORATORIES, INC.
                                       (Registrant)



   Date:  December 18, 1997      /s/ Sanford S. Wadler
                                 Sanford S. Wadler, Vice President,
                                 General Counsel and Secretary












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                       BIO-RAD LABORATORIES, INC.

                           INDEX TO EXHIBITS

                               ITEM 7(c)


   The following documents are filed as part of this report:


   Exhibit No.

      2.1 Asset Purchase Agreement ("Agreement") dated December 5, 1997 between Chiron Diagnostics Corporation, Chiron Corporation and Bio-Rad Laboratories, Inc. excluding Exhibits and Schedules. Pursuant to Regulation S-K
             Item 601(b)(2), the Exhibits and Schedules listed on pages iv and v of the Agreement have not been filed. The Registrant agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request. The Registrant has requested confidential treatment of certain portions of this exhibit.










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